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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report on Form 20-F of our Report of Independent Auditors to the shareholders of Viryanet Ltd. ("Viryanet") dated February 12, 2001 and the accompanying Financial Statements of Viryanet as of December 31, 2000.




May 8, 2001

                                        Yours truly,
                                        /s/ Kost, Forer and Gabbay
                                        KOST, FORER and GABBAY
                                        Certified Public Accountants (Israel)